UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN (Address of Principal Executive Offices)		47715 (Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                       Termination of a Material Definitive Agreement

On December 31, 2008, Imperial Group, L.P. (“Imperial”), a wholly-owned subsidiary of Accuride Corporation (“Accuride”), assigned its interest in a lease agreement, as amended with B.R. Williams Trucking, Inc., effective as of March 1, 2007, (the “Lease”) for property in Anniston, Alabama, to North American Bus Industries, Inc. (“NABI”) as part of a sale of Imperial’s assets at its Anniston, Alabama, facility to NABI.  Imperial was released from any further obligations under the Lease and did not incur any early termination penalties.

Item 8.01.                                       Other Events

On December 31, 2008, Imperial completed a sale of the assets at its Anniston, Alabama, facility to NABI, the sole customer for products manufactured at that facility.  Prior to the asset sale, Imperial had produced bus frames and certain components related to the bus frames for NABI out of the Anniston facility, as well as supplying bus chassis and other components to NABI out of Imperial’s Portland, Tennessee, facility.  Imperial Group will continue to supply bus chassis and other components to NABI from its Portland, Tennessee, facility.  A copy of a press release announcing the transaction is furnished herewith as Exhibit 99.1.

Item 9.01.                                       Financial Statements and Exhibits

(d)          Exhibits

99.1                           Press Release of Accuride Corporation, dated January 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	January 7, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Accuride Corporation, dated January 2, 2009.